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January 3, 2006

Genworth Life Insurance Company of New York
6610 West Broad Street
Richmond, Virginia 23230

Re: Genworth Insurance Company of New York
    Genworth Life of New York VA Separate Account 1
    Post-Effective Amendment No. 8 Under the Securities Act of 1933 Amendment No. 59 Under the Investment Company Act of 1940
    SEC File Nos. 333-106511; 811-08475

Ladies and Gentlemen:

I have served as Counsel to Genworth Life Insurance Company of New York (formerly, GE Capital Life Assurance Company of New York) and its Genworth Life of New York VA Separate Account 1 (formerly, GE Capital Life Separate Account
II) in connection with the registration of an indefinite number of securities in the form of Scheduled Purchase Payment Variable Deferred Annuity Contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined Post-Effective Amendment No. 8 to the Registration Statement on Form N-4, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:

    1. Genworth Life Insurance Company of New York is a corporation duly organized and validly existing under the laws of the State of New York and is duly authorized to sell and issue the Contracts;

    2. Genworth Life of New York VA Separate Account 1 has been properly created and is a validly existing separate account pursuant to the laws of the State of New York;

    3. The issuance and sale of the Contracts, when issued and sold in the manner stated in the Registration Statement, will be legal and binding obligations of Genworth Life Insurance Company of New York in accordance with the terms of the Contract, except that clearance must be obtained, or the contract form must be approved, by the New York Department of Insurance prior to the issuance thereof;

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Genworth Life Insurance Company of New York
January 3, 2006
Page 2

    4. To the extent so provided under the Contracts, that portion of the assets of Genworth Life of New York VA Separate Account 1 equal to the reserves and other contract liabilities with respect to Genworth Life of New York VA Separate Account 1, will not be chargeable with liabilities arising out of any other business that Genworth Life Insurance Company of New York may conduct.

I hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 8 to the Registration Statement filed on Form N-4 for the Contracts and Genworth Life of New York VA Separate Account 1.

Sincerely,

/s/ Heather Harker
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Heather Harker
Vice President and
Associate General Counsel